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Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated April 20, 2001 on the combined financial statements of The Security Products and Services Group included in this Form 8-K, into the Armor Holdings, Inc. previously filed Registration Statement File Nos. 333-71063, 333-44742, 333-63020, 333-38765 and 333-08533.


                                            Arthur Andersen LLP
Cincinnati, Ohio
August 21, 2001